Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Second Quarter 2004 Results

Raleigh, NC, Tuesday, July 20, 2004 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the second quarter ended June 30, 2004.

For the quarter ended June 30, 2004, revenue increased 13.1% to $74.4 million, compared to $65.8 million for the quarter ended June 30, 2003. Operating income for the second quarter 2004 increased 9.9% to $7.2 million, compared to operating income of $6.5 million in the second quarter of 2003. Net income for the second quarter 2004 was $3.1 million, or $0.22 per diluted share, a 12.5% increase over net income of $2.7 million or $0.20 per share for the second quarter 2003.

For the six months ended June 30, 2004, revenue increased 11.6% to $143.6 million compared to $128.7 million, for the same period in 2003. Operating income increased 13.8% to $14.1 million, compared to $12.4 million for the six months ended June 30, 2003. Net income for the six months ended June 30, 2004 was $5.9 million, or $0.43 per diluted share, a 19.9% increase over net income of $4.9 million, or $0.36 per diluted share before a cumulative effect of a change in accounting principle as a result of the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, (SFAS 143) in the first quarter of 2003.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA, said, “We are pleased with our strong revenue growth for the quarter and our performance highlights initiatives taken over the past year to streamline our operations while pursuing a very selective growth strategy.”

The Company will host a conference call to discuss its second quarter results on Wednesday, July 21, 2004 at 2:00 PM (EST). The call number is (888) 202-2422 and the confirmation number is 712559. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through August 4, 2004 at (888) 203-1112 with a confirmation number of 712559.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as weather conditions, managing growth, economic trends and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
Revenues:
Service	$65,499	$74,209	$127,985	$143,230
Equipment	286	181	733	400

Total revenues	65,785	74,390	128,718	143,630

Operating cost and expenses:
Operations	42,210	50,169	82,422	95,720
Equipment sales	170	112	463	239
Selling, general and administrative	9,000	9,254	18,068	18,667
Depreciation and amortization	7,707	7,644	15,208	14,983
Loss (gain) on sale of property and equipment	188	(133)	177	(250)
Impairment of fixed assets	—	188	—	188

Total operating costs and expenses	59,275	67,234	116,338	129,547

Operating income	6,510	7,156	12,380	14,083

Interest expense	2,280	2,382	4,807	4,946
Interest income	(52)	(28)	(121)	(50)
Other income	(21)	(16)	(36)	(81)

Total other expense (income) net	2,205	2,338	4,650	4,815

Income before income taxes and cumulative effect of a change in accounting principle	4,303	4,818	7,730	9,268
Income tax expense	1,582	1,758	2,822	3,383

Income before cumulative effect of a change in accounting principle	2,721	3,060	4,908	5,885
Cumulative effect of a change in accounting principle net of tax benefit of $614	—	—	(1,067)	—

Net Income	$2,721	$3,060	$3,841	$5,885

Earnings per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.20	$0.23	$0.37	$0.44
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net Income	$0.20	$0.23	$0.29	$0.44

Diluted:
Before cumulative effect of a change in accounting principle	$0.20	$0.22	$0.36	$0.43
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net Income	$0.20	$0.22	$0.28	$0.43

Weighted-Average Number Of Shares Outstanding:
Basic	13,440	13,502	13,423	13,498
Diluted	13,465	13,667	13,447	13,619

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	December 31, 2003	June 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,127	$2,427
Accounts receivable - trade, less allowance for uncollectible accounts (2003 - $2,608; 2004 - $2,836)	31,235	29,892
Accounts receivable - other	1,182	1,109
Inventories	1,427	1,626
Prepaid expenses and other current assets	2,438	3,152
Deferred income taxes	1,350	1,073

Total current assets	41,759	39,279

Property and equipment, net	190,871	187,313
Intangible assets, net	90,122	90,634
Restricted cash - bonds	822	585
Deferred financing costs	2,834	2,503
Derivative assets	—	931
Other noncurrent assets	4,120	4,493

Total assets	$330,528	$325,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,723	$10,733
Current maturities of capital lease obligations	160	45
Accounts payable - trade	13,299	13,893
Income taxes payable	841	372
Accrued expenses and other liabilities	10,643	12,521
Acquisition liabilities	1,949	1,813
Closure/post-closure liabilities	816	4,818
Derivative liabilities	1,212	455
Deferred revenue	2,421	2,835

Total current liabilities	42,064	47,485

Long-term debt, net of current maturities	157,657	144,930
Deferred income taxes	18,240	18,501
Closure/post-closure liabilities	5,348	1,496
Derivative liabilities	260	475
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, no par value, shares authorized - 80,000,000 shares issued and outstanding: 2003 - 13,492,402; 2004 - 13,507,734	39,139	39,242
Paid-in capital	7,342	7,392
Retained earnings	61,369	66,173
Accumulated other comprehensive (loss) gain	(891)	44

Total shareholders’ equity	106,959	112,851

Total liabilities and shareholders’ equity	$330,528	$325,738

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2004
Operating Activities:
Net income	$3,841	$5,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,208	14,983
Impairment of fixed assets	—	188
Loss (gain) on sale of property and equipment	177	(250)
Cumulative effect of accounting change and accounting principle	1,067	—
Stock compensation expense	12	63
Provision for deferred income taxes	336	—
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(240)	2,103

Net cash provided by operating activities	20,401	22,972

Investing Activities:
Acquisitions of related business, net of cash acquired	(4,988)	(749)
Acquisition liabilities	(554)	(136)
Proceeds from sale of property and equipment	1,435	1,059
Purchases of property and equipment	(14,984)	(11,021)

Net cash used in investing activities	(19,091)	(10,847)

Financing Activities:

Proceeds from issuance of long term debt	9,141	9,000
Principal payments of long-term debt	(11,947)	(21,717)
Principal payments of capital lease obligations	(243)	(115)
Financing costs	—	(3)
Dividends paid	—	(1,080)
Net proceeds from exercise of stock options	5	90

Net cash used in financing activities	(3,044)	(13,825)

Decrease in cash and cash equivalents	(1,734)	(1,699)
Cash and cash equivalents, beginning of period	1,734	4,127

Cash and cash equivalents, end of period	$—	$2,427

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,025	$4,557

Cash paid for income taxes	$297	$3,826

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	2 Q 03	2 Q 04
REVENUE MARGINS
Cost of operations	64.4%	67.6%
S G & A	13.7%	12.4%
Depreciation and amortization	11.7%	10.3%
Interest expense, (net)	3.4%	3.2%
Income before income tax	6.5%	6.5%
Income tax expense	2.4%	2.4%
Net income before cumulative effect	4.1%	4.1%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$6,510	$7,156
Depreciation and amortization	7,707	7,644

Operating income before depreciation and amortization	$14,217	$14,800

	YTD 03	YTD 04
CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$8,846	$9,996
Landfill Development	6,138	1,025

Total capital expenditures	$14,984	$11,021

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$20,401	$22,972
Less: Capital expenditures	(14,984)	(11,021)
Plus: Proceeds from disposal of assets	1,435	1,059

Free cash flow	$6,852	$13,010

	12/31/03	6/30/04
TOTAL DEBT & CAPITAL LEASES	$168,540	$155,708

DEBT TO TOTAL CAPITAL	61.2%	58.0%

TOTAL LIABILITIES TO EQUITY	2.1	1.9

DAYS SALES OUTSTANDING	38	37

SERVICE REVENUE MIX
Collection		79.1%
Disposal and Transfer		16.2%
Recycling and Other		4.7%

		100.0%

SERVICE REVENUE GROWTH
Price		1.1%
Volume		6.0%
Energy surcharge		0.3%

Total internal growth		7.4%
Recycling commodities		0.2%
Acquisitions		5.7%

Total service revenue growth		13.3%